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Exhibit 5.1

Robert J. Regan
(312) 258-5606
Email: rregan@schiffhardin.com

April 26, 2004

AAR CORP.
1100 N. Wood Dale Road
Wood Dale, IL 60191

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to AAR CORP., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of $75,000,000 in aggregate principal amount of the Company's 2.875% Convertible Senior Notes due February 1, 2024 (the "Notes") and an aggregate of 4,034,430 shares (the "Shares") of Common Stock, $1.00 par value per share, of the Company initially issuable upon conversion of the Notes.

        In rendering this opinion, we have examined copies of the following documents:

  (i)
  The Registration Statement (including the exhibits thereto);

  (ii)
  The Restated Certificate of Incorporation of the Company;

  (iii)
  The By-laws of Company;

  (iv)
  Resolutions of the Board of Directors of the Company; and

  (v)
  The Indenture dated as of February 3, 2004 between the Company and U.S. Bank National Association, as Trustee, pursuant to which the Notes were issued (the "Indenture").

        We have also examined such other documents and made such other investigations as we have deemed necessary for the purposes of this opinion. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to various questions of fact material to this opinion, we have relied upon statements, representations and certificates of officers or representatives of the Company, public officials and others.

        Based upon the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

        1.     The Notes are duly authorized and are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent enforcement thereof might be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally and (ii) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity;

        2.     The Shares are duly authorized and, when issued upon conversion of the Notes in accordance with the terms of the Indenture and the Notes, will be validly issued, fully paid and non-assessable; and

        3.     The statements in the Registration Statement under the caption "Material United States Federal Income Tax Considerations," insofar as such statements constitute a summary of the material

United States federal tax laws referred to therein, have been reviewed by us and are correct in all material respects (subject to the qualifications contained therein).

        We do not express any opinion with respect to any law other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. This opinion is rendered only with respect to the laws and legal interpretations and the facts and circumstances in effect on the date hereof. Any change in applicable laws or facts and circumstances, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinions set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated hereunder.

Very truly yours,
Schiff Hardin LLP
By:	/s/ ROBERT J. REGAN Robert J. Regan

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  Exhibit 5.1